SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X

Filed by a party other than Registrant

Check the appropriate box:

Preliminary Proxy Statement

X Definitive-Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FIRST MORTGAGE CORPORATION
(Name of Registrant as Specified in its Charter)

FIRST MORTGAGE CORPORATION
(Name of Person(s) Filing Proxy Statement

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X $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i), or 14a-6(i)(2)

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Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and-identify the filing for which-the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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August 20, 2001

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of First Mortgage Corporation on October 3, 2001, beginning at 10:00 a.m., at the Shilo Inn Hilltop Suites Hotel, 3101 Temple Street, Pomona, California 91768.

Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report to Shareholders for fiscal year 2001.

We hope that you will attend the annual meeting. In any event, please sign, date and return the enclosed form of proxy in the accompanying envelope as promptly as possible so that your shares will be voted at the meeting in accordance with your instructions.

Very truly yours,

Clement Ziroli
Chairman of the Board
and Chief Executive Officer

3230 Fallow Field Drive
Diamond Bar, CA 91765

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 3, 2001

To the Shareholders of First Mortgage Corporation:

The Annual Meeting of the Shareholders of First Mortgage Corporation, a California corporation (the "Company"), will be held on October 3, 2001, beginning at 10:00 a.m., at the Shilo Inn Hilltop Suites Hotel, 3101 Temple Street, Pomona, California 91768 for the following purposes:

1. To elect a Board of Directors of five members;

2. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2002; and

3. To consider and transact such other business as may properly come before the meeting and at any and all adjournments thereof.

The Board of Directors has fixed the close of business on August 10, 2001 as the record date for determining those shareholders entitled to notice of, and to vote at, the meeting and at any and all adjournments thereof.
By Order of the Board of Directors Robyn S. Fredericks Secretary

August 20, 2001

Diamond Bar, California

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

3230 Fallow Field Drive

Diamond Bar, CA 91765

_____________________________

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held October 3, 2001

This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about August 20, 2001 in connection with the solicitation by the Board of Directors of First Mortgage Corporation, a California corporation (the "Company"), of proxies for use at the annual meeting of shareholders of the Company on October 3, 2001, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

Although the principal solicitation of proxies is being made through this Proxy Statement, proxies may also be solicited personally, by telephone or by mail by directors, officers or employees of the Company. Such persons will not receive any additional compensation for their solicitation services. The Company will pay the entire expense of preparing, printing and mailing proxy solicitation material on behalf of the Board of Directors, including amounts paid in reimbursement to banks, brokerage firms and others for their expenses in forwarding soliciting material to beneficial owners of shares of the Company's common stock, no par value ("Common Stock").

VOTING SECURITIES

The Board of Directors has fixed the close of business on August 10, 2001 as the record date for determining those shareholders entitled to notice of, and to vote at, the annual meeting and at any and all adjournments thereof. As of August 10, 2001, there were 5,205,002 shares of Common Stock issued and outstanding and entitled to vote at the annual meeting. The Company has no other voting securities outstanding. Each shareholder of record is entitled to one vote per share owned on all matters submitted to a vote of shareholders except that, as described in more detail below, each shareholder is entitled to cumulate his or her votes in electing directors.

Shares represented by duly executed and dated proxies in the accompanying form and received before the annual meeting will be voted at the annual meeting. Where a shareholder specifies a choice on the proxy with respect to any matter to be acted upon, the shares will be voted accordingly by the proxy holders named in the proxy. Where no choice is specified, the shares represented by the proxy will be voted (i) as described below with respect to the election of directors, (ii) to approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2002, and (iii) in accordance with the best judgment of the proxy holders with respect to any other business that properly comes before the annual meeting.

A shareholder has the power to revoke a proxy at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by a shareholder who is present at the annual meeting and who expresses a desire to vote in person.

The presence in person or by proxy of a majority of the shares of Common Stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Abstentions on any particular matter will be counted for purposes of determining the presence of a quorum. Abstentions will also be treated as shares that are present and entitled to vote with respect to the matter on which the abstentions are indicated but as unvoted with respect to the matter. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted for purposes of determining the presence of a quorum. However, the shares will not be treated as shares that are present and entitled to vote with respect to the matter as to which the broker indicates that it lacks voting authority.

Assuming the presence of a quorum: (a) the five persons receiving the highest number of affirmative votes of the shares of Common Stock entitled to be voted on the matter will be elected as directors of the Company; and (b) approval of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting and voting on the matter, provided that such shares voting affirmatively must also constitute at least a majority of the required quorum for the meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Voting Procedures

Five directors will be elected at the annual meeting, each to hold office until the next annual meeting of shareholders and the election and qualification of a successor or the director's earlier death, resignation or removal.

Under California law, each shareholder who is entitled to vote at the annual meeting has cumulative voting rights in connection with the election of directors. Under cumulative voting, a shareholder may cast a number of votes equal to the number of shares of Common Stock standing in such shareholder's name as of August 10, 2001, multiplied by the number of directors to be elected. A shareholder exercising cumulative voting rights is entitled to cast all such votes for a single nominee for director or for any two or more nominees in such proportion as the shareholder may decide. However, under California law, a shareholder may not cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and unless the shareholder has given notice at the annual meeting prior to the voting of the shareholder's intention to cumulate votes. If any one shareholder has given such notice, all shareholders are entitled to cumulate their votes.

The Board of Directors recommends that shareholders grant proxies to vote for all five of the nominees for directors listed below. In order to permit the election of all or as many as possible of the following nominees, the Board of Directors also recommends that shareholders do not cast their votes on a cumulative basis. Unless marked otherwise, proxies will be voted by the proxy holders in such a manner as to elect all or as many of the following nominees as possible. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees in such manner as they determine is necessary in order to elect all or as many of such nominees as possible.

If any of the nominees listed below refuses or is unable to serve as a director, the proxy holders will vote for a substitute nominee or nominees recommended by the Board of Directors. Each of the following nominees has agreed to serve if elected, and the Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Nominees to the Board of Directors

The following persons have been nominated for election as directors:

Name	Age	Position
Clement Ziroli	59	Chairman of the Board and Chief Executive Officer
Bruce G. Norman	60	President, Chief Operating Officer and Director
Pac W. Dong	51	Executive Vice President, Chief Financial Officer, Controller and Director
Harold Harrigian (1) (2)	66	Director
Robert E. Weiss (1) (2)	72	Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

Clement Ziroli has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since 1975. He also served as its President from 1975 to 1995. Mr. Ziroli devotes approximately 90% of his business time to the management of the Company. Since 1970, Mr. Ziroli has also served as the Chairman of the Board of Directors, President and Chief Executive Officer of Fin-West Group ("Fin-West"), which owns 92.2% of the outstanding shares of the Company's Common Stock.

Bruce G. Norman has served as a director and Chief Operating Officer of the Company since 1975. He also held the position of Executive Vice President until December 1995 when he was promoted to President of the Company. Mr. Norman served as the President of the California Mortgage Bankers Association (the "CMBA") during 1998-1999, and previously served as the First Vice President from 1996 to 1997 and the Second Vice President from 1994 to 1995. He served as its Secretary during 1990-91, and was a member of its Board of Directors from 1990 to 2000. Mr. Norman is a member of the Board of Directors of Fin-West.

Pac W. Dong has served as the Company's Chief Financial Officer and Controller since 1976. He has served as a director of the Company since June 1992. He held the position of Senior Vice President until December 1995 when he was promoted to an Executive Vice President of the Company. He also served on the Warehouse/Treasury Committee of CMBA during 1994-1995.

Harold Harrigian has served as a director of the Company and as a member of its Compensation and Audit Committees since June 1992. Mr. Harrigian was a partner and served as Director of the Corporate Finance Department of the investment banking and securities firm of Crowell, Weedon & Co. from 1984 to 1998, when he retired from the firm. He served as a director of The MacNeal-Schwendler Corporation from 1986 to June 1998. He has served as a director of Cohu, Inc. since October 1998. Currently, he is a financial consultant.

Robert E. Weiss has served as a director of the Company and as a member of its Compensation and Audit Committees since June 1992. Mr. Weiss is an attorney and has practiced with the firm of Robert E. Weiss Incorporated since 1959.

Committees and Meetings of the Board of Directors

The business of the Company is managed by and under the direction of the Board of Directors as provided by the laws of California, the Company's state of incorporation. During the fiscal year ended March 31, 2001, the Board of Directors met four times, and each director attended all of the meetings of the Board of Directors and those committees of the Board of Directors on which he served.

The Audit Committee of the Board of Directors reviews and comments upon the scope of the independent auditors' assignments and related fees, the accounting principles applied by the Company in financial reporting, the scope of internal auditing procedures and the adequacy of internal controls. The Audit Committee was appointed in July 1992. Its members are Harold Harrigian and Robert E. Weiss. The Audit Committee met one time during fiscal 2001.

The primary function of the Compensation Committee, which was appointed in July 1992, is to review and approve the Company's executive compensation policies and to administer the Company's 1992 Stock Incentive Plan. Messrs. Harrigian and Weiss are the members of the Compensation Committee. The Compensation Committee held two meetings during fiscal 2001.

The Board of Directors has not appointed a Nominating Committee. The Board of Directors will consider director nominations recommended by shareholders but has not established formal procedures for the submission of such recommendations.

Executive Officers

Set forth below is certain information about the Company's executive officers. Each executive officer holds office until his or her successor is elected or until his or her earlier death, resignation or removal by the Company's Board of Directors.

Name	Age	Position
Clement Ziroli	59	Chairman of the Board and Chief Executive Officer
Bruce G. Norman	60	President, Chief Operating Officer and Director
Pac W. Dong	51	Executive Vice President, Chief Financial Officer, Controller and Director
Ronald T. Vargas	56	Senior Vice President
Scott Lehrer	49	Senior Vice President
Robyn S. Fredericks	48	Senior Vice President and Secretary

Additional information regarding Messrs. Ziroli, Norman and Dong is set forth above under "Nominees to the Board of Directors."

Ronald T. Vargas has served as a Senior Vice President since 1975. Mr. Vargas served as Chairman of the California Housing Agency Committee of the CMBA during 1991-1992.

Scott Lehrer has served as a Senior Vice President of the Company since May 1994. Before joining the Company, he served as a Vice President at Sanwa Bank in charge of the residential real estate department since November 1987. Mr. Lehrer served as Chairman of the Loan Servicing Committee of the CMBA during 1998-1999.

Robyn S. Fredericks has served as the Company's Secretary and as its Senior Vice President since 1975.

Security Ownership of Certain Beneficial Owners and Management

With respect to each person known by the Company to be the beneficial owner of more than five percent of its Common Stock, each director and nominee for director of the Company, each executive officer of the Company named in the Summary Compensation Table, and all current directors and executive officers of the Company as a group, the following table sets forth (i) the number of shares of Common Stock beneficially owned as of July 10, 2001 by each such person or group, and (ii) the percentage of the outstanding shares of the Company's Common Stock beneficially owned as of July 10, 2001 by each such person or group. Unless otherwise indicated, each of the following shareholders has, to the Company's knowledge, sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

Name of Beneficial Owner	Shares Beneficially Owned as of July 10, 2001	Percentage of Common Stock Beneficially Owned as of July 10, 2001
Fin-West Group (1)	4,804,075	92.3%
Clement Ziroli (1)(2)	4,907,575	92.5%
Bruce G. Norman (2)	36,500	*
Pac W. Dong (2)	31,875	*
Harold Harrigian (2)	30,625	*
Robert E. Weiss (2)	33,750	*
All directors and executive officers as a group (8 persons) (2)(3)	5,083,275	92.8%

* Owns less than 1% of the Company's outstanding shares of Common Stock.

(1) The business address of Fin-West and Mr. Ziroli is 3230 Fallow Field Drive, Diamond Bar, California 91765. Fin-West is the record holder of 4,804,075 shares of the Company's Common Stock. By reason of his ownership of approximately 69.6% of the outstanding shares of the capital stock of Fin-West, Mr. Ziroli shares voting and investment power, and the beneficial ownership, of the 4,804,075 shares of the Common Stock as to which Fin-West is the record holder. Mr. Ziroli is not the record holder of any shares of Common Stock, although he does hold options to acquire 130,500 shares. The foregoing information is based in part upon a Schedule 13D dated April 22, 1992 that Fin-West and Mr. Ziroli filed with the Securities and Exchange Commission.

(2) Information presented includes shares which the specified person or group has the right to acquire within sixty days after July 10, 2001 through the exercise of stock options, as follows: Mr. Ziroli, 103,500 shares; Mr. Norman, 36,500 shares; Mr. Dong, 31,500 shares; Mr. Harrigian, 28,750 shares; Mr. Weiss, 28,750 shares; and all directors and executive officers as a group, 271,950 shares.

(3) Information regarding the number of shares of the Company's Common Stock beneficially owned by all directors and executive officers includes the 4,804,075 shares that are owned by Fin-West and in which Mr. Ziroli has a beneficial ownership interest, as described above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the other named executive officers of the Company for the 2001, 2000 and 1999 fiscal years.

		Annual Compensation (1)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary $ (2)	Bonus $ (2)	Securities Underlying Options/SARS (#)	All Other Compensation $ (3)
Clement Ziroli Chairman of the Board and Chief Executive Officer	2001 2000 1999	$277,590 286,250 300,000	$ - - 599,655	30,500 25,500 25,500	$ 750 - 7,485
Bruce G. Norman President and Chief Operating Officer	2001 2000 1999	245,218 252,856 265,000	- - 469,158	5,500 5,500 5,500	750 - 7,485
Pac W. Dong Executive Vice President, Chief Financial Officer and Controller	2001 2000 1999	139,842 124,044 130,000	- - 342,660	4,500 4,500 4,500	750 - 6,081

(1) In accordance with Securities and Exchange Commission regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer. In addition to Mr. Ziroli, the Company had only two other officers who served as executive officers and whose total salary and bonus for the 2001 fiscal year exceeded $100,000.

(2) Includes amounts deferred by the named executive officer under the Company's 401(k) Profit Sharing Plan.

(3) Amounts included under All Other Compensation were contributed by the Company to its 401(k) Profit Sharing Plan for the named executive officer.

Options/SAR Grants in Last Fiscal Year

The following table sets forth certain information concerning stock options granted during the fiscal year ended March 31, 2001 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted to any person.

Individual Grants					Potential Realizable
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) 5%($) 10%($)
Clement Ziroli	30,500	35.7%	$2.75	7/30/2005	$25,490	$56,327
Bruce G. Norman	5,500	6.4%	2.75	7/30/2005	4,179	9,234
Pac W. Dong	4,500	5.3%	2.75	7/30/2005	3,419	7,555

(1) All of the stock options awarded to the named executive officers were granted on July 31, 2000 and became exercisable in full on January 31, 2001. All of the options were incentive stock options and were granted at an exercise price equal to the closing price of a share of the Company's Common Stock on the grant date, except for Mr. Ziroli who received nonqualified stock options at the exercise price of $2.75 per share.

(2) The potential realizable value shown in this table represents the hypothetical gain that might be realized based on assumed 5% and 10% annual compound rates of stock price appreciation over the full option term. These prescribed rates are not intended to forecast possible future appreciation of the Common Stock. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's Common Stock and overall market conditions.

The following table sets forth certain information concerning the number and value of stock options as of March 31, 2001. None of the named executive officers exercised any options during the fiscal year ended March 31, 2001. No stock appreciation rights have been granted by the Company.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Name	Number of Securities Underlying Unexercised Options at March 31, 2001		Value of Unexercised In-The-Money Options at March 31, 2001 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Clement Ziroli	103,500	0	$0	$0
Bruce G. Norman	36,500	0	715	0
Pac W. Dong	31,500	0	585	0

(1) The value of unexercised in-the-money options at March 31, 2001 represented the spread between the exercise price set at the date of grant and the $2.88 closing price of the Company's Common Stock on March 31, 2001, the last business day of the fiscal year 2001. If the exercise price of the options exceeded the $2.88 closing price, no value is shown in the table.

Compensation of Directors

The Company pays each of its directors who is not an officer or employee of the Company an annual retainer fee of $8,000 plus a $750 fee for each Board meeting attended by the director. Directors who are officers or employees of the Company do not receive any additional compensation for serving as directors. Each non-employee director who is a member of the Compensation or Audit Committee also receives a fee of $500 for each committee meeting attended.

Under the Company's 1993 Stock Option Plan for Non-Employee Directors, which was amended and extended to the last business day in July 2000, each non-employee director also receives a nonqualified stock option each year on the last business day of July to purchase 5,750 shares of the Company's Common Stock at an exercise price equal to the closing price of a share of Common Stock on that date. Each stock option becomes exercisable in full on the 185th day after its grant date and terminates five years after its grant date but is subject to earlier termination if the director terminates his or her service as a director. In accordance with this plan, on July 31, 2000, Messrs. Harrigian and Weiss each received an option to purchase 5,750 shares of Common Stock at a purchase price of $2.75 per share.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

On October 1, 1997, the Company entered into new employment agreements with each of Clement Ziroli, Bruce G. Norman and Pac W. Dong. Each employment agreement was extended on March 31, 2001 for one year, commencing April 1, 2001 and ending March 31, 2002. These agreements are identical except for their provisions regarding employment titles, base salaries and bonuses. Pursuant to his agreement, Mr. Ziroli serves as the Company's Chairman of the Board of Directors and Chief Executive Officer; pursuant to his agreement, Mr. Norman serves as the Company's President and Chief Operating Officer; and pursuant to his agreement, Mr. Dong serves as an Executive Vice President and as the Company's Chief Financial Officer and Controller.

Under the extended employment agreements, Mr. Ziroli receives an annual base salary of $300,000; Mr. Norman receives an annual base salary of $265,000; and Mr. Dong receives an annual base salary of $170,000. Each executive officer is also entitled to receive an annual cash bonus, which is determined by, and calculated in accordance with, the Company's satisfaction of certain objective performance goals established by the Compensation Committee and described in the agreement. Each executive officer also receives all standard Company employee benefits and the right to participate in the Company's Stock Incentive Plan.

Each employment agreement provides that the executive officer may terminate his employment voluntarily, and that the Company may terminate his employment for cause, which is defined as the officer's conviction of a felony, his willful and continued failure to perform his duties or his willful and gross misconduct. The executive officer's right to receive further compensation under the agreement ceases as of the date of such employment termination, subject to his right to receive any previously earned but unpaid salary and bonus and subject to his right to receive a bonus on a pro rata basis for the portion of the term of employment in which he was employed by the Company, the amount of such pro rata bonus to be calculated in accordance with the objective performance goals described in the employment agreement.

The Company has not entered into employment agreements or termination of employment arrangements with any of its other executive officers, and the Company has not entered into change-in-control agreements or arrangements with any of its executive officers.

Compensation Committee Interlocks and Insider Participation

The current members of the Company's Compensation Committee are Harold Harrigian and Robert E. Weiss. No other persons served as members of the Compensation Committee during the fiscal year ended March 31, 2001.

Mr. Harrigian has served as a director of the Company since June 1992. Mr. Harrigian was a partner and also a Director with the investment banking and securities firm of Crowell, Weedon & Co., which served as the managing underwriter of the Company's initial public offering of 1,293,750 shares of Common Stock in April 1992. He retired from the firm in 1998.

Mr. Weiss has served as a director of the Company since June 1992. Mr. Weiss is an attorney with the firm of Robert E. Weiss Incorporated, which rendered legal services to the Company during the fiscal year ended March 31, 2001. The amount of the Company's payments to Robert E. Weiss Incorporated for such services did not exceed five percent of that firm's gross revenues for its last full fiscal year.

Fin-West owns 92.2% of the Company's outstanding shares of Common Stock. Clement Ziroli, the Chairman of the Board and Chief Executive Officer of the Company, owns 69.6% of the outstanding shares of the capital stock of Fin-West and is the Chairman of the Board, President and Chief Executive Officer of Fin-West. Bruce G. Norman is an executive officer and a director of the Company and Fin-West. Pac W. Dong is an executive officer and a director of the Company and an executive officer of Fin-West. Ronald T. Vargas is an executive officer of the Company and an executive officer and a director of Fin-West. Robyn S. Fredericks is an executive officer of both the Company and Fin-West. Messrs. Norman, Dong, Vargas and Ms. Fredericks are also shareholders of Fin-West and, in the aggregate, own 15.3% of the outstanding shares of the capital stock of Fin-West.

From time to time, the Company has engaged in various transactions with (i) Mr. Ziroli, (ii) Fin-West, and (iii) several entities that are wholly-owned or majority-owned by Fin-West.

The Company leases the building which serves as its principal executive office from Fin-West under the terms of a lease agreement that expired on December 31, 1997. The Company negotiated a lease extension to renew the lease 3 times, each time for one additional year, starting January 1, 1998. The monthly rental is $22,000 effective April 1, 1998. The monthly rental payment for any lease extension is subject to increase (but not decrease), provided that such payments may not exceed the fair market rent for comparable facilities at the time of the extension. The Company's annual lease payments were $264,000 for the fiscal year ended March 31, 2001. The Company believes that the lease payments are more favorable than the prevailing rates for comparable office space within substantially the same geographic area.

In 1985, the Company made a $500,000 loan to Fin-West that was used to construct, and is secured by, the building in which the Company's executive offices are located. The loan was non-interest bearing until the 1991 fiscal year, when interest began to accrue at the rate of 6% per annum. The unpaid principal amount of the loan was fully repaid in fiscal year 1999.

Fin-West owns 56.5% of the outstanding capital stock of Nations Holding Group ("NHG") (formerly UTC Financial Corporation). United Title Company ("UTC"), a subsidiary of NHG, provides title insurance services to the general public and it charges a uniform rate to all of its customers, including services rendered to the Company. Less than 5% of the business of UTC was derived from the Company in the last fiscal year.

Hacienda Service Corporation ("Hacienda Service") is a wholly-owned subsidiary of Fin-West that provides homeowners' insurance policies to purchasers of residential property. Substantially all of Hacienda Service's revenues are derived from customers referred to it by the Company. Hacienda Service charges a uniform rate for its services, including services rendered as a result of the Company's referrals.

The Company anticipates that it will continue to engage in the foregoing transactions or in other transactions with Fin-West and its affiliated companies. To ensure that such transactions are fair and reasonable to the Company and are on terms that are no less favorable to the Company than those that could be obtained from an unaffiliated third party, the Company has adopted a policy that prohibits engaging in any such transaction without the authorization or approval of a majority of the Company's directors who do not have a material financial or other interest in the transaction.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of the Company's two independent outside directors, neither of whom are officers or employees of the Company. It was formed shortly after the Company became a publicly held company in 1992. The Compensation Committee is responsible for making decisions concerning, and the administration of programs regarding, the compensation of the Company's executive officers. Decisions of the Compensation Committee relating to the compensation of the Company's executive officers are submitted to the full Board of Directors for review and approval, except that decisions concerning awards to executive officers under the Company's Stock Incentive Plan are made solely by the Compensation Committee. The Board of Directors approved all of the Compensation Committee's decisions that were submitted to it regarding the executive officers' compensation for the 2001 fiscal year.

Compensation Philosophy

The policy of the Company and the Compensation Committee toward executive compensation is to attract and retain motivated and effective executive officers in a very competitive and highly volatile industry. It continues to be based upon the belief that the compensation received by executive officers should be properly integrated with the Company's annual and long-term objectives. The Company's executive compensation program is also based upon the belief that the compensation-related interests of its executive officers should be directly aligned with the interests of its shareholders, and that a significant portion of each executive officer's compensation should be tied to the profitability of the Company. To a large degree, however, the Company also recognizes that stock price performance as it pertains to the mortgage banking industry is substantially influenced by many factors, especially the rapidly changing mortgage industry conditions and it may not necessarily be the best measure of executive performance.

Compensation Components

The components of the Company's compensation program for its executive officers in fiscal year 2001 are base salaries, bonuses and option awards under the Stock Incentive Plan. The factors that the Compensation Committee considered in connection with determining the amounts of various components of the compensation received by the Company's executive officers are described below. Except as specifically described below, the Compensation Committee did not assign any specific weights to these factors and the actual compensation in any particular year may be above or below that of the Company's competitors.

Base Salaries

In establishing the base salaries for Messrs. Ziroli, Norman and Dong as set forth in their employment agreements, and in determining the base salary received by other executive officers during the 2001 fiscal year, the Compensation Committee continued its policy of establishing a strong relationship between the compensation of its executive officers, the responsibilities of the executive officers and the performance of the Company. The weight assigned to each factor, however, may vary from individual to individual and may involve subjective judgment of each individual's performance.

The Company's operating results were adversely impacted by the high interest rates during the first nine months of fiscal year 2001. The three executive officers, Ziroli, Norman and Dong, continued to volunteer to reduce their salary by ten percent through December 31, 2000. However, the Company's performance improved in the final quarter as interest rates decreased and loan production substantially increased. The full salary for all three executive officers was restored effective January 1, 2001.

Bonuses

Consistent with the Company's compensation philosophy, the Compensation Committee believes that a direct and objective connection should be established between the financial performance of the Company and the compensation of its most highly compensated executive officers. The employment agreements between Messrs. Ziroli, Norman and Dong provide that the bonus, if any, to be received by each executive officer is calculated solely in accordance with the Company's earnings under a predetermined formula that is based upon the Company's annual net income before taxes.

According to the employment agreements, no bonus was awarded to Messrs. Ziroli, Norman and Dong in fiscal year 2001.

Bonuses during the 2001 fiscal year to other executive officers were also calculated solely in accordance with the Company's performance under predetermined formulas that were approved by the Compensation Committee and that were based upon objective criteria such as mortgage loan production and the size of the mortgage servicing portfolio administrated by the Company. Each such executive officer's bonus formula was developed after a review of his or her duties and responsibilities.

Stock Incentive Plan Awards

The Compensation Committee administers the Company's Stock Incentive Plan, under which options to purchase shares of the Company's Common Stock are awarded to executive officers and other eligible employees. The grant of the stock options is intended to motivate and retain these officers and employees needed to execute the long-term strategic plan for the growth of the Company. The Compensation Committee believes that granting the stock options to executive officers and other employees aligns their interests with those of the Company's shareholders since the value of the options will increase only if the market value of the Company's stock increases.

During the 2001 fiscal year, the Compensation Committee awarded options covering a total of 48,350 shares of Common Stock to the Company's executive officers of which nonqualified options covering 30,500 shares of Common Stock were awarded to Mr. Ziroli. Non-executive officers and employees received incentive options covering a total of 37,150 shares of common stock. All stock options were granted at an exercise price of $2.75 per share, which was the market value of the underlying Common Stock on the grant date, and options became exercisable in full on January 31, 2001.

In determining the size of the option awards to executive officers (other than Mr. Ziroli) and to other employees, the Compensation Committee considered the recommendations of the Chief Executive Officer and other members of management. These recommendations were based upon the same objective and subjective factors described above which were used in determining the bonuses for the 2001 fiscal year and also took into account prior awards of options to the officers and employees and the option awards made by comparable companies. The same factors were considered in determining the size of Mr. Ziroli's option award.

Compliance with Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m), enacted in 1993, generally precludes a publicly held corporation from taking a tax deduction for compensation in excess of $1,000,000 that is paid in any year to its chief executive officer or any of its four other highest paid executive officers. Certain performance-based compensation is not subject to the deduction limit if shareholder approval is obtained and if other specified requirements are satisfied.

The Compensation Committee believes that, under ordinary circumstances, the Company's compensation programs should be structured in a manner that is designed to comply with the requirements of Section 162(m) and any regulations promulgated thereunder in order to ensure the full deductibility of all compensation paid to the Company's executive officers. The Compensation Committee does not anticipate that the compensation which is payable to any of the Company's executive officers during the current taxable year will exceed $1,000,000.

COMPENSATION COMMITTEE

Robert E. Weiss, Chairman
Harold Harrigian

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of two independent directors and operates under a written charter (set forth as Exhibit "A" to this Proxy Statement) approved and adopted by the Board of Directors. Each member of the Audit Committee is an independent director as defined in Rule 4200(a)(1A) of the listing standards of the National Association of Securities Dealers, Inc.

Management is responsible for the Company's internal controls and the financing reporting process. The independent auditors are responsible for performing an independent audit of the Company's annual financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors, subject to shareholders' approval.

In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Audit Committee also considered whether the non-audit services provided by the independent auditors to the Company are compatible with the independence of the auditors.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Harold Harrigian, Chairman
Robert E. Weiss

Audit Fees

The aggregate fees billed for services rendered by Ernst & Young, LLP for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were $75,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Ernst & Young, LLP to the Company for services rendered for financial information system design and implementation for the fiscal year ended March 31, 2001.

All Other Fees

The aggregate fees billed by Ernst & Young, LLP for services rendered to the Company during fiscal 2001, excluding fees for those services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $59,364.

Company Stock Performance Graph

The following graph compares the percentage change in the cumulative total shareholder returns, assuming $100 was invested on March 31, 1996, on the Company's Common Stock, the NASDAQ - Total US and the SNL Traditional Mortgage Bank Index for the period commencing March 31, 1996 and ending March 31, 2001. The stock price performance shown below is not necessarily indicative of future price performance. The graph assumes the reinvestment of dividends on a daily basis.

PERFORMANCE GRAPH FOR FIRST MORTGAGE CORPORATION INDEXED COMPARISON OF CUMULATIVE TOTAL RETURN

FIRST MORTGAGE CORPORATION, THE NASDAQ -- TOTAL US AND SNL TRADITIONAL MORTGAGE BANK INDEX
	Period Ending
Index	3/31/96	3/31/97	3/31/98	3/31/99	3/31/00	3/31/01
First Mortgage Corporation	100.00	66.00	60.99	64.00	49.50	48.00
NASDAQ - Total US	100.00	111.15	168.47	227.62	423.37	169.46
SNL Traditional Mortgage Bank Index	100.00	112.35	224.45	189.05	114.40	197.30

Certain Relationships and Related Transactions

The Company is a participant in a profit sharing plan maintained by Fin-West (the "Profit Sharing Plan") designed to qualify under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended, in which all of the employees of Fin-West and its affiliated companies who have completed at least one year of service are eligible to participate other than the employees of Hacienda Escrow Corporation. The Profit Sharing Plan purchases mortgage loans from the Company for investment purposes, although the Profit Sharing Plan generally purchases no more than five loans per year. The Company guarantees all loans that it sells to the Profit Sharing Plan. The Company has adopted a policy that it will not sell a mortgage loan to the Profit Sharing Plan for a price that is less than the fair market price for such loan in the secondary mortgage market.

A description of certain transactions between the Company and its directors, executive officers and entities in which such directors and executive officers have an interest is presented above under "Compensation Committee Interlocks and Insider Participation."

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company has selected Ernst & Young LLP as its independent auditors for the current fiscal year. Because appointment of the Company's independent auditors is an important decision, the Board of Directors has elected to seek ratification by the shareholders of the appointment of Ernst & Young LLP. If the appointment is not ratified, the Board of Directors will reconsider the appointment.

Ernst & Young LLP has examined the financial statements of the Company since 1992 and management is satisfied with their quality of professional services. It is anticipated that representatives of Ernst & Young LLP will be present at the annual meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends a vote for the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent AUDITORs for the fiscal year ending March 31, 2002. Unless marked to the contrary, proxies received will be voted for this proposal.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors knows of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the persons named in the accompanying form of proxy or their substitute(s) to vote on that business in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholders of the Company who intend to submit proposals to the Company's shareholders for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting of shareholders must submit such proposals to the Company no later than April 23, 2002 in order to be included in the Company's proxy statement and form of proxy. Such proposals must also comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to proposals of shareholders. If notice of a shareholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act is not received by the Company by July 6, 2002, the persons named in the Company's form of proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment. Shareholder proposals should be submitted in writing to the Company's principal executive office at 3230 Fallow Field Drive, Diamond Bar, California 91765, Attention: Robyn S. Fredericks, Secretary.

By Order of the Board of Directors

Robyn S. Fredericks

Secretary

August 20, 2001
Diamond Bar, California

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, UPON WRITTEN REQUEST TO THE COMPANY AT 3230 FALLOW FIELD DRIVE, DIAMOND BAR, CALIFORNIA 91765, ATTENTION: ROBYN S. FREDERICKS, SECRETARY. UPON WRITTEN REQUEST DIRECTED TO MS. FREDERICKS, THE COMPANY WILL ALSO FURNISH TO SUCH SHAREHOLDERS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

APPENDIX A

AUDIT COMMITTEE CHARTER OF FIRST MORTGAGE CORPORATION

Statement of Policy

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of First Mortgage Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

2. Monitor the independence and performance of the Company's outside auditors.

3. Provide an avenue of communication among the outside auditors, management and the Board.

4. Encourage adherence to, and continuous improvement of, the Company's financial reporting and internal control policies, procedures and practices.

5. Monitor compliance with legal and regulatory requirements.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the outside auditors as well as anyone in the Company. The Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

Membership

The Committee shall be comprised of not less than two members of the Board and each of whom is independent of management and the Company.

Accordingly, all Committee members will be directors who:

1. Have no relationship to the Company that may interfere with the exercise of their independence; and

2. In the business judgment of the Board, have a working familiarity with basic finance and accounting practices.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, or other comparable experience or background which results in the individual's financial sophistication.

Each member of the Committee shall be appointed by the Board at its annual meeting and shall serve as a member of the Committee until he/she no longer meets the requirements or until his/her successor shall be duly elected and qualified. The Board shall also appoint one of the Committee members as Chairman of the Committee.

Primary Responsibilities and Processes

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the Company's outside auditors are responsible for auditing those financial statements. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

Following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purpose of this review.

  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Exhibit A

(Please mark your votes as indicated in this example)

FOR all nominees listed below (except as marked to the contrary below).

Discretionary authority to accumulate votes is granted.

WITHHOLD AUTHORITY to vote for all nominees listed below

ITEM 1-ELECTION OF DIRECTORS

Pac W. Dong, Harold Harrigian, Bruce G. Norman, Robert E. Weiss and

Clement Ziroli

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s),

write the name(s) of the nominee(s) on the space provided below.

ITEM 2--PROPOSAL to approve the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending March 31, 2002.

FOR

AGAINST

ABSTAIN

IN THEIR DISCRETION, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 DESCRIBED ON THE REVERSE SIDE OF THIS PROXY AND FOR THE ELECTION OF THE PERSONS NOMINATED AS DIRECTORS BY THE BOARD OF DIRECTORS.

Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Shareholders for the fiscal year ended March 31, 2001 hereby is acknowledged. The undersigned shareholder hereby revokes any proxy heretofore given to vote at said meeting.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST MORTGAGE CORPORATION

The undersigned hereby appoints Clement Ziroli and Bruce G. Norman, and each of them, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of the common stock of First Mortgage Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 3, 2001 and at any and all adjournments thereof.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE